Exhibit 10.4

FIRST AMENDMENT

TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (this “First Amendment”) is made and entered into as of July 10, 2025 by and between BK Technologies Corporation, a Nevada corporation (the “Company”), and Scott A. Malmanger, (the “Executive”).

RECITALS

A.         The Company and the Executive that certain Employment Agreement dated as of November 7, 2022 (the “Employment Agreement”). All capitalized terms not otherwise defined in this First Amendment shall have the meanings given to them in the Employment Agreement.

B.         The Company and the Executive each desire to amend the Employment Agreement as set forth herein.

AGREEMENT

1.         Section 4.5 of the Employment Agreement is hereby amended to read in its entirety as follows:

“Acceleration of Vesting. Notwithstanding the terms of the Company equity plan or plans under which the Executive’s equity awards are granted or any applicable award agreements, except as otherwise provided herein with respect to that certain award of performance stock options granted to the Executive on July 10, 2025 (the “Performance Stock Option Award”), upon the occurrence of a Change in Control (as defined in the 2017 Plan), all of the Executive’s outstanding unvested time-based equity awards shall become fully vested and any restrictions thereon shall lapse and, in the case of stock options and stock appreciation rights, shall remain exercisable for the remainder of their full term, and all of the Executive’s outstanding unvested equity awards with performance-based vesting shall be deemed achieved at target levels with respect to performance goals or other vesting criteria. Notwithstanding the foregoing, the treatment of the Performance Stock Option Award in the event of a “Change in Control” (as defined for purposes of this sentence in the BK Technologies Corporation 2025 Incentive Compensation) shall be governed by the terms and conditions of the award agreement for the Performance Stock Option Award.”

2.         Except as expressly amended above, the terms of the Employment Agreement remain in full force and effect and are hereby reaffirmed.

3.         This First Amendment may be executed in two or more counterparts, each of which will take effect as an original and all of which will evidence one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this First Amendment has been executed as of the date first above written.

COMPANY:

BK TECHNOLOGIES CORPORATION

By:	/s/ R. Joseph Jackson
Name:	R. Joseph Jackson
Title:	Compensation Committee Chairman

EXECUTIVE:

/s/ Scott A. Malmanger
Scott A. Malmanger